SERVICE AGREEMENT

                                  BETWEEN

                       FONETEL GLOBAL COMMUNICATIONS AB

                                   AND

                                NORDNET OY

                                   FOR

                 INTERNATIONAL TELECOMMUNICATIONS SERVICES


THIS AGREEMENT, made and entered into this 26th day of January 1995, between Fonetel Global Communications AB, a corporation organized and existing under the laws of Sweden and having its principal office at Vastergatan 4, S-211 21, Malmo, Sweden (hereinafter referred to as "Fonetel" which shall include its successors or permitted assignees), and NordNet Oy, a corporation organized and existing under the laws of Finland and having its principal office at Meritullinkatu 3, 00170 Helsinki, Finland (hereinafter referred to as "NordNet" which shall include its successors or permitted assignees).

WITNESSETH:

WHEREAS, Fonetel and NordNet desire to provide international telecommunications services between Sweden and Finland and points beyond, and

WHEREAS, Fonetel and NordNet are permitted to provide such services in Sweden and Finland, respectively, and

WHEREAS, Fonetel and NordNet are capable of providing international telecommunications services, and

WHEREAS, Fonetel and NordNet (hereinafter referred to cumulatively as the "Parties" or singularly as the "Party") have agreed on the terms which shall govern the services as hereinafter set forth.

NOW, THEREFORE, the Parties, in consideration of the mutual agreements and promises herein expressed, covenant and agree with each other as follows:

1.0     SERVICES AND RATES

1.1     Fonetel and NordNet will send PSTN and private line telephone traffic


                   IN CONFIDENCE TO FONETEL AND NORDNET

(voice, data, and facsimile) to each other via a dedicated cable circuit (hereinafter "the circuit") between Helsinki, Finland and Malmo, Sweden to be established jointly by the Parties. Fonetel will receive traffic sent by NordNet at its International Switching Center (ISC) in Sweden and provide switching and termination of the traffic to the destination countries agreed to and listed in Attachment I and NordNet will receive traffic sent by Fonetel at its switching facility in Helsinki and provide switching and termination of the traffic to the destination countries listed in Attachment II.

1.2 The maximum volume that the Parties may send to each other per month will be established by the Parties later by mutual agreement.

1.3 The technical standards and methods of operation to be applied by the Parties shall be the customary industry standards conforming to the relevant CCITT/ITU-T recommendations.

1.4 The Parties shall pay each other for the aforementioned services on the basis of the destination and duration of the calls at the rates listed in Attachment I (applicable to calls received by Fonetel from NordNet) and Attachment II (applicable to calls received by NordNet from Fonetel).

2.0 DIVISION OF RESPONSIBILITY AND EXPENSE FOR IMPLEMENTATION AND OPERATION OF THE CIRCUIT

2.1 A dedicated telecommunications circuit between NordNet in Helsinki, Finland and Fonetel in Malmo, Sweden will be established to accommodate the planned for telephony traffic.

2.2 NordNet shall have responsibility for the Finnish end half-circuit and Fonetel shall have responsibility for the Swedish end half-circuit for the individual circuit segments making up the circuit. Each of the parties shall be responsible, at its own expense, for making the necessary arrangements for the acquisition of their own respective half-circuits by means of administrative leases or other arrangement as necessary.

2.3 The amount of capacity to be acquired will be determined jointly by the Parties at a later date. Each party shall have equal access to the use of capacity on the circuit but, recognizing the mutual benefit that will be derived by using the full capacity of the circuit, shall not consider any of the capacity reserved for either's exclusive use and agree to allocate capacity on a first need basis. In the event the allocation of the capacity is significantly unbalanced as a result, the Parties agree to enter into good faith discussions on determining any compensation that may be due either Party.

2.4 Each party will be responsible for payment directly for its own half-circuit.



                   IN CONFIDENCE TO FONETEL AND NORDNET

2.5 Each Party shall, at its own expense, provide the telecommunications facilities or interconnection facilities located within its respective country and area of operation as necessary to make the subject circuit ready for service. However, any compression equipment or special electronics and cards that may be required to be installed in Fonetel's ISC at Malmo, Sweden in order to accommodate NordNet's traffic shall be supplied and paid for by NordNet. Fonetel will, at its own expense, implement the interconnection of NordNet's traffic from the compression equipment or special electronics to Fonetel's switching facilities. Likewise, should any compression equipment or special electronics be required at NordNet's end to accommodate traffic sent by Fonetel, then it shall be supplied and paid for by Fonetel. NordNet will likewise, at its own expense, connect such Fonetel equipment or electronics to its switching facilities.

2.6 NordNet shall route a minimum of one million minutes of traffic to Fonetel during the term of this Agreement (one year from the service start date). If NordNet shall have sent traffic of less than one million minutes for the year, then NordNet shall pay Fonetel the sum equivalent to 3 U.S. Cents per minute for the shortfall.

2.7 The intent of the Parties is to initiate timely the actions required to commission the circuit upon signing of this agreement. The target date agreed to by the Parties for commissioning the circuit is April 1, 1995. The Parties will make best efforts to achieve this target commissioning date. In the event that either Party anticipates that achieving the aforementioned target may be delayed, they shall notify the other immediately of this and the circumstances relating to the delay, mutually determine the impact to the project of the expected delay in implementation, and enter into discussions to establish a new target date and to amend such other terms of this agreement as may be necessary.

3.0     INVOICING AND PAYMENT

3.1 Charges for calls received and transited will be calculated to the nearest second applying the rates in Attachments I or II. Standard records of call details, upon which charges shall be based, will be made and retained by the Parties and made available to the other Party upon reasonable request.

3.2 The Parties will bill each other for services rendered monthly. Invoices will be issued on the 10th of the month covering services provided through the end of the prior month. Invoices will include as a minimum the following information: date and time of call; number called; country called; duration of call in minutes; and amount charged per call (based on destination fee).

3.3 The rates contained in Attachments I and II do not include value added taxes and any other sales taxes, duties or levies imposed by any authority, government, or government agency. In the case that a tax, duty, or levy is due, the respective amount will be added to the invoice and shown separately.

                   IN CONFIDENCE TO FONETEL AND NORDNET

3.4 The rates contained in Attachments I and II are valid for one year from the service start date. The service start date shall be the date, mutually agreed to by the Parties, that the service is operational. The service will be considered to be operational when the circuit is commissioned and ready to commence servicing of traffic.

3.5 The terms of payment are 45 days NET. A late charge of 1.5 percent per month will be assessed for late payments.

4.0     EFFECTIVE DATE AND DURATION OF AGREEMENT

4.1 This agreement is effective as of the day signed by the Parties and shall continue in effect for a period of one year from the service start date as defined in paragraph 3.4 above.

5.0     EARLY TERMINATION OF THE AGREEMENT

5.1     This agreement may be terminated early as follows:

      5.1.1. By either Party in the event of non-receipt of payment of invoices if payment becomes overdue by more than 30 days.

      5.1.2. By either Party in the event that the target commissioning date referred to in paragraph 2.5 is not met and the Parties, acting in good faith, are unable to come to agreement on a revised schedule and/or terms for continuation of the project and the target commissioning date has been missed by at least 30 days.


      5.1.3. In the event that any Party fails to make any payment due under the Agreement to the other Party, the Party offended shall notify the offender in writing concerning the failure to make payment as required by the Agreement. The offending Party shall have 30 days from the date of receipt of notice to remedy the offense.


     5.1.4. Notwithstanding anything to the contrary expressed or implied elsewhere herein, either Party may terminate this Agreement by notifying the other Party in writing in the event the other Party fails to make any payment due under the Agreement to the other Party after having received written notice of failure to make payment and not having remedied the failure within 30 days of written notification. Such termination shall become effective at the end of 30 days after the date of notification of intent to terminate this Agreement unless the Parties agree otherwise in writing provided, however, that any monies due to either Party under this Agreement shall not be affected by any such termination.




                   IN CONFIDENCE TO FONETEL AND NORDNET

         5.1.5. Notwithstanding the provisions of paragraph 5.1 above, this Agreement may be terminated:


              5.1.5.1. by either Party immediately upon written notice if the other Party should become insolvent or files for bankruptcy; or

              5.1.5.2. by either Party immediately upon written notice if the other party should fail to fulfill any of its obligations under this Agreement and such failure is not remedied within 30 days from having received a written request for such remedial action from the first Party; or

              5.1.5.3. by either Party immediately upon written notice if the other Party should fail to fulfill any of its obligations under this Agreement because the activities under this Agreement have become illegal as a result of changes in national and/or international laws, regulations, or official interpretations of the aforementioned laws and regulations.


6.0     LIABILITY AND QUALITY

6.1 Neither Party shall be liable to the other for any loss or damage sustained by reason of any failure in or breakdown of the communications facilities associated with the circuits used in providing the telecommunications services under this agreement or for any interruption of service, whatsoever shall be the cause of such failure, breakdown or interruption and however long it shall last.

6.2 Both Parties shall employ best efforts to restore service in the event of a failure and will provide repair and maintenance support at their respective facilities on a 24 hour per day basis.

6.3 In the event that the availability and quality of the service shall fail to achieve the levels prescribed by the CCITT/ITU-T for international circuits over any consecutive three month period, the offended Party shall notify the other in writing. In the event that the offending Party within 30 days fails to remedy the problem and return the service to the service levels specified by CCITT/ITU-T for circuits of this class, the other Party shall be entitled to terminate service on 30 days written notice.

6.4 The Parties guarantee to provide toll quality voice channels as defined by the CCITT/ITU-T suitable for the transmission of voice, facsimile, and modem traffic.

7.0     FORCE MAJEURE

7.1     No failure or omission by either Party to carry out or observe any of

                   IN CONFIDENCE TO FONETEL AND NORDNET the terms and conditions of this Agreement shall give rise to any claim against such Party or be deemed to be a breach of this Agreement if such failure or omission arises from any cause reasonably beyond the control of that Party. Neither Party shall be liable to the other Party for any losses or damages either direct, indirect, consequential, or otherwise sustained by reason of any failure in or breakdown of the communications systems or facilities herein provided for, or for any interruption of the service, whether caused by act of God, insurrection or civil disorder, war or military operations, national or local emergency, acts of omissions or any government authority, industrial disputes, fire, lightning, explosion, inclement weather, or other causes beyond the control of either Party.

8.0     ASSIGNMENT

8.1 This Agreement shall not be assigned or transferred by either party without the prior written consent of the other party, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may, without the other's consent, make an assignment to a successor, affiliate, subsidiary, or to an entity controlling or under the same control as such a Party. In the event of any such assignment, the successor shall undertake in writing to the other the performance and liability for the obligations, duties, and interests to which it is accountable as a succeeding party to this Agreement, and the predecessor Party shall thereafter be relieved of such obligation, duties, and interests except for matters arising out of events occurring prior to the date of such undertaking.

9.0     GOVERNMENT APPROVALS

9.1 All agreements, covenants, undertakings and obligations herein made or assumed by the Parties hereto are subject to the obtaining and continuance of all necessary governmental licenses, consents, permits, authorizations, and approvals. Each Party shall use its best efforts to obtain and to have continued in effect such licenses, consents, permits, authorizations, and approvals.

10.0     CONFIDENTIALLY AND IMPARTIALITY

10.1 All details contained within and connected with this Agreement should be treated as trade secrets and commercially sensitive. They are exchanged in good faith and should, under no circumstances, be given to any third party without prior written consent from the other Party.

10.2 In recognition of the potential for future competition between the two Parties, and their existing or future subsidiaries and joint ventures, it is hereby agreed that the Parties will provide the service contracted for despite the potential for competition and agree to provide service equivalent to or better than service provided to other customers.


                   IN CONFIDENCE TO FONETEL AND NORDNET

10.3 Since each Party will have access to the other Party's confidential, sensitive, and/or proprietary information such as financial information, supply and service information, marketing information, personal information, and dialing patterns (all of the foregoing are hereinafter referred to as trade secrets), therefore, each Party agrees to hold in confidence all trade secrets and not to discuss, communicate or transmit to others or make unauthorized use of the trade secrets in any manner or business. Furthermore each Party agrees to take all reasonable action to prevent use or disclosure of or to protect each others interests in trade secrets in the recognition that violation of the secrecy will cause the other Party immediate and irreparable harm.

10.4 Each Party agrees to impose identical or equivalent confidentiality requirements on any of its suppliers of service regarding services provided to either of the Parties or its customers.

11.0     AGREEMENT

     This Agreement and any of the provisions hereof and annexes hereto may be amended, modified or amplified only by written agreement signed by duly authorized persons on behalf of each Party. This Agreement supersedes any and all other agreements, oral or written, between the Parties with respect to matters covered by this Agreement.

12.0     GOVERNING LAW AND FORUM

12.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of Sweden.

12.2 Any dispute which may arise out of or in connection with this Agreement shall be settled amicably by the Parties, but failing results from such efforts, shall be finally be settled by arbitration in accordance with Swedish arbitration law. The place of proceedings shall be Stockholm and the proceedings shall be conducted in the English language. The award shall be final and binding upon the Parties.

13.0     NOTICES

13.1 All notices required by this Agreement to be given by either Party to the other Party shall be in English and shall be delivered to the address specified in the preamble to this Agreement. Delivery by facsimile and confirmation by letter will be acceptable for the purposes of fulfilling the requirements of written notification under the terms of this Agreement.

14.0     MISCELLANEOUS

14.1 The Parties intend for this Agreement to be renegotiated and extended on an annual basis.



                   IN CONFIDENCE TO FONETEL AND NORDNET

14.2 The titles in the headings of paragraphs are intended for organization and convenience and do not apply in the interpretation of any of the Agreement terms.

14.3 Fonetel and NordNet are independent contractors. Neither Party is the partner nor joint venturer of the other. Nothing in this Agreement is intended to create a separate and distinct legal entity under the laws of Finland or Sweden.


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officials duly authorized on the day and year first above written.












NordNet Oy                              Fonetel Global Communications AB


BY: /s/    Mika Liebkind                BY:  /s/ Arne Dunhem
   -----------------------                  -------------------------
           Mika Liebkind                         Arne Dunhem

TITLE:   President                         TITLE:   President and CEO

DATE:_____________________________  DATE: ______________________________















                 IN CONFIDENCE TO FONETEL AND NORDNET

FONETEL GLOBAL COMMUNICATIONS AB

RATE SCHEDULE:  24 JANUARY 1995


DESTINATION                  SDR   DESTINATION                  SDR
Albania                      **    Costa Rica                   **
Algeria                      **    Croatia                      **
American Samoa               **    Cyprus                       **
Angola                       **    Czechoslovakia/Slovakia      **
Antigua                      **    Denmark                      **
Argentina                    **    Diego Garcia                 **
Aruba                        **    Djibouti                     **
Ascension Island             **    Dominica                     **
Australia                    **    Dominican Rep.               **
Austria                      **    Ecudaor                      **
Bahamas                      **    Egypt                        **
Bahrain                      **    Equatorial Guinea            **
Barbados                     **    El Salvador                  **
Bangladesh                   **    Estonia                      **
Belgium                      **    Ethopia                      **
Belize                       **    Falkland Islands             **
Benin                        **    Faeroe Islands               **
Bermuda                      **    Fiji                         **
Bhutan                       **    Finland                      **
Bolivia                      **    France/Monaco                **
Bosnia/Herzegovina           **    French Guiana                **
Botswana                     **    French Polynesi              **
Brazil                       **    Gabon                        **
Brunei                       **    Gambia                       **
Bulgaria                     **    Germany                      **
Bourkina Fasso               **    Ghana                        **
Burma (Myanmar)              **    Gibraltar                    **
Burundi                      **    Greece                       **
Cambodia                     **    Grenada                      **
Cameroon                     **    Guadeloupe                   **
Canada                       **    Guam                         **
Cape Verde Island            **    Guatelmala                   **
Cayman Islands               **    Guinea-Bissau                **
Central African Rep          **    Guinea Republic              **
Chad Republic                **    Guyana                       **
Chile                        **    Haiti                        **
China                        **    Honduras                     **
Christmas Island             **    Hong Kong                    **
Colombia                     **    Hungary                      **
Comoros/Mayotte Is.          **    India                        **
Congo Republic               **    Indonesia                    **
Cook Island                  **    Iraq                         **


**Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

DESTINATION                 SDR    DESTINATION                 SDR
Iran                         **    Netherlands Antilles         **
Iceland                      **    Nepal                        **
Ireland                      **    Nicaragua                    **
Israel                       **    Niger                        **
Italy                        **    Nigeria                      **
Ivory Coast                  **    Niue                         **
Jamaica                      **    New Caledonia                **
Japan                        **    New Zealand                  **
Jordan                       **    Norway                       **
Kenya                        **    Oman                         **
Kiribat                      **    Pakistan                     **
Korea, South                 **    Panama                       **
Kuwait                       **    Papua/New Guinea             **
Laos                         **    Paraguay                     **
Latvia                       **    Peru                         **
Lebanon                      **    Philipines                   **
Lesotho                      **    Poland                       **
Liberia                      **    Portugal                     **
Libya                        **    Qatar                        **
Lithuania                    **    Reunion Island               **
Luxembourg                   **    Romania                      **
Macao                        **    Russia                       **
Macedonia                    **    Rwanda                       **
Madagascar                   **    San Marino                   **
Malawi                       **    Sao Tome                     **
Malaysia                     **    Saudia Arabia                **
Maldives Republic            **    Senegal                      **
Mali                         **    Seychelles                   **
Malta                        **    Sierra Leone                 **
Marshall Islands             **    Singapore                    **
Mauritania                   **    Solomon Islands              **
Mauritius                    **    South Africa                 **
Mexico                       **    Spain                        **
Micronesia                   **    Sri Lanka                    **
Moldavia                     **    St. Helena                   **
Montenegro                   **    St. Pierce                   **
Mongolia                     **    St. Vincent                  **
Morocco                      **    Sudan                        **
Mozambique                   **    Suriname                     **
Namibia                      **    Swaziland                    **
Nauru                        **    Switzerland                  **
Netherlands                  **    Syria                        **


** Confidential Treatment requested. The redacted material has been separatly filed with the Commision.

Taiwan                       **    United Kingdom               **
Tanzania                     **    USA                          **
Thailand                     **    Vanuatu                      **
Togo                         **    Venezuela                    **
Tonga                        **    Vietnam                      **
Trinidad/Tobago              **    Western Samoa                **
Tunisia                      **    Wallis Islands               **
Turkey                       **    Yemen                        **
Tuvalu                       **    Yugoslavia                   **
Uganda                       **    Zaire                        **
Ukraine                      **    Zambia                       **
Uruguay                      **    Zimbabwe                     **
United Arab Emirates         **


** Confidential Treatment requested. The redacted material has been seperatly filed with the Commision.

                                       ATTACHMENT II
                                 DESTINATIONS AND RATES
                             FOR TRAFFIC SENT BY FONETEL TO NORDNET


     The fee stated in SDRs per minute, covers the full cost of switching and terminating the call in the distination country. Fonetel will have no financial obligation to the terminal carriet.


COUNTRY                  SDR/MIN                   COUNTRY            SDR/MIN

Russia                    **
Estonia                   **














                        IN CONFIDENCE TO FONETEL AND NORDNET



** Confidential Treatment requested. The redacted material has been seperatly filed with the Commision.

AMENDMENT NO. 001

TO THE AGREEMENT BETWEEN NORDNET AND FONETEL

DATED JANUARY 25, 1995


The following paragraph is hereby added under Section 3.0, "Invoicing and Payment":

3.6 Invoices shall be paid in U.S. Dollars unless the Parties otherwise agree. The amount payable in U.S. Dollars will be calculated by conversion of the amount determined to be due under section 3.0 in SDRs (the Special Drawing Rights, whose value relative to the U.S. Dollar and other currencies is published in major international daily newspapers, like The Financial Times in London) to U.S. Dollars at the time of invoicing.



AGREED TO FOR:



NordNet Oy                              Fonetel Global Communications AB


BY: /s/    Mika Liebkind                BY:  /s/ Arne Dunhem
   -----------------------                  -------------------------
           Mika Liebkind                         Arne Dunhem

TITLE:   President                         TITLE:   President and CEO

DATE:_____________________________  DATE: ______________________________